EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated October 26, 2020, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 28, 2020

Appendix A

Fund name

Goldman Sachs Financial Square Federal Instruments Fund
Goldman Sachs Financial Square Government Fund
Goldman Sachs Financial Square Money Market Fund
Goldman Sachs Financial Square Prime Obligations Fund
Goldman Sachs Financial Square Treasury Instruments Fund
Goldman Sachs Financial Square Treasury Obligations Fund
Goldman Sachs Financial Square Treasury Solutions Fund
Goldman Sachs Investor Money Market Fund
Goldman Sachs Investor Tax-Exempt Money Market Fund
Goldman Sachs Enhanced Dividend Global Equity Portfolio
Goldman Sachs Tax-Advantaged Global Equity Portfolio
Goldman Sachs Capital Growth Fund
Goldman Sachs Growth Opportunities Fund
Goldman Sachs Strategic Growth Fund
Goldman Sachs Technology Opportunities Fund
Goldman Sachs Small Cap Growth Fund
Goldman Sachs Equity Income Fund
Goldman Sachs Large Cap Value Fund
Goldman Sachs Small Cap Value Fund
Goldman Sachs Concentrated Growth Fund
Goldman Sachs U.S. Equity ESG Fund
Goldman Sachs Flexible Cap Fund
Goldman Sachs Small/Mid Cap Growth Fund
Goldman Sachs Focused Value Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Small/Mid Cap Value Fund
Goldman Sachs Global Managed Beta Fund
Goldman Sachs Strategic Factor Allocation Fund
Goldman Sachs Tactical Tilt Overlay Fund